Form 5305-RA      Roth Individual Retirement Custodial Account

(January 1998)    (Under section 408A of the Internal Revenue  DO NOT File
Department of     Code)                                        With the Inte
the Treasury                                                   rnal
Internal                                                       Revenue Servi
Revenue Service                                                ce
Name of depositor          Date of birth of          Social security number
                           depositor

Address of depositor       Check if Roth Conversion IRA  "

                           Check if Amendment    "
Name of custodian          Address or principal
                           place of business of
U.S. Bank National         custodian
Association                1700 Farnam Street
                           Omaha, NE  68102

      The depositor whose name appears above is establishing a Roth individual retirement account (Roth IRA) under section 408A to provide for his or her retirement and for the support of his or her beneficiaries after death.
     The custodian named above has given the depositor the disclosure statement required under Regulations section 1.408-6.
     The depositor assigned the custodial account $
     The depositor and the custodian make the following agreement:


                                  Article I
      1. If this Roth IRA is not designated as a Roth Conversion IRA, then, except in the case of a rollover contribution described in section 408A(e), the custodian will accept only cash contributions and only up to a maximum amount of $2,000 for any tax year of the depositor.
      2. If this Roth IRA is designated as a Roth Conversion IRA, no contributions other than IRA Conversion Contributions made during the same tax year will be accepted.

                                  Article II
     The $2,000 limit described in Article I is gradually reduced to $0 between certain levels of adjusted gross income (AGI). For a single depositor, the $2,000 annual contribution is phased out between AGI of $95,000 and $110,000; for a married depositor who files jointly, between AGI of $150,000 and $160,000; and for a married depositor who files separately, between $0 and
$10,000. In the case of a conversion, the custodian will not accept IRA Conversion Contributions in a tax year if the depositor's AGI for that tax year exceeds $100,000 or if the depositor is married and files a separate return. Adjusted gross income is defined in section 408A(c)(3) and does not include IRA Conversion Contributions.

                                 Article III
      The depositor's interest in the balance in the custodial account is nonforfeitable.

                                  Article IV
     1. No part of the custodial funds may be invested in life insurance contracts, nor may the assets of the custodial account be commingled with other property except in a common trust fund or common investment fund (within the meaning of section 408(a)(5)).
     2. No part of the custodial funds may be invested in collectibles (within the meaning of section 408(m)) except as otherwise permitted by section 408(m)(3), which provides an exception for certain gold, silver, and platinum coins, coins issued under the laws of any state, and certain bullion.

                                   Article V
     1. If the depositor dies before his or her entire interest is distributed to him or her and the depositor's surviving spouse is not the sole beneficiary, the entire remaining interest will, at the election of the depositor or, if the depositor has not so elected, at the election of the beneficiary or beneficiaries, either:
     (a) Be distributed by December 31 of the year containing the fifth anniversary of the depositor's death, or
     (b) Be distributed over the life expectancy of the designated beneficiary starting no later than December 31 of the year following the year of the depositor's death.
     If distributions do not begin by the date described in (b), distribution method (a) will apply.
     2.In the case of distribution method 1 (b) above, to determine the minimum annual payment for each year, divide the depositor's entire interest in the custodial account as of the close of business on December 31 of the preceding year by the life expectancy of the designated beneficiary using the attained age of the designated beneficiary as of the beneficiary's birthday in the year distributions are required to commence and subtract 1 for each subsequent year.
     3.If the depositor's spouse is the sole beneficiary on the depositor's date of death, such spouse will then be treated as the depositor.

                                  Article VI
     1. The depositor agrees to provide the custodian with information necessary for the custodian to prepare any reports required under sections 408(i) and 408A(d)(3)(E), Regulations sections 1.408-5 and 1.408-6, and under guidance published by the Internal Revenue Service.
     2. The custodian agrees to submit reports to the Internal Revenue Service and the depositor prescribed by the Internal Revenue Service.

ISA
STF FED9036F.1                                              Form 5305-RA (1-98)


Form 5305-RA (1-98)                                                      Page 2

                                  Article VII
     Notwithstanding any other articles which may be added or incorporated, the provisions of Articles I through IV and this sentence will be controlling. Any additional articles that are not consistent with section 408A, the related regulations, and other published guidance will be invalid.

                                 Article VIII
     This agreement will be amended from time to time to comply with the provisions of the Code, related regulations, and other published guidance. Other amendments may be made with the consent of the persons whose signatures appear below.

Note:     The following space (Article IX) may be used for any other provisions you want to add. ff you do not want to add any other provisions, draw a line through this space. If you do add provisions, they must comply with applicable requirements of state law and the Internal Revenue Code.


                                  Article IX


                                 SEE ATTACHED




Depositor's                                                           signature
________________________________________________________________
Date_____________________________________

Custodian's                                                           signature
_______________________________________________________________
Date_____________________________________

Witness'                                                              signature
__________________________________________________________________
Date_____________________________________
(Use only if signature of the depositor or the custodian is required to be wit nessed.)


General Instructions      Contributions, amounts    Specific Instructions
                          rolled over or
Section references are    transferred from another  Article I. The depositor
to the Internal Revenue   Roth IRA, and annual      may be subject to a 6
Code unless otherwise     cash contributions of up  percent tax on excess
noted.                    to $2,000 from the        contributions if (1)
                          depositor; or (2) if      contributions to other
Purpose of Form           designated as a Roth      individual retirement
                          Conversion IRA (by        arrangements of the
Form 5305-RA is a model   checking the box on page  depositor have been made
custodial account         1), only IRA Conversion   for the same tax year,
agreement that meets the  Contributions for the     (2) the depositor's
requirements of section   same tax year.            adjusted gross income
408A and has been                                   exceeds the applicable
automatically approved    To simplify the           limits in Article II for
by the IRS.  A Roth       identification of funds   the tax year, or (3) the
individual retirement     distributed from Roth     depositor's and spouse's
account (Roth IRA) is     IRAs, depositors are      compensation does not
established after the     encouraged to maintain    exceed the amount
form is fully executed    IRA Conversion            contributed for them for
by both the individual    Contributions for each    the tax year.  The
(depositor) and the       tax year in a separate    depositor should see the
custodian.  This account  Roth IRA.                 disclosure statement or
must be created in the                              Pub. 590 for more
United States for the     Definitions               information.
exclusive benefit of the
depositor or his or her   Roth Conversion IRA.  A   Article IX.  Article IX
beneficiaries.            Roth Conversion IRA is a  and any that follow it
                          Roth IRA that accepts     may incorporate
     Do not file Form     only IRA Conversion       additional provisions
5305-RA with the IRS.     Contributions made        that are agreed to by
Instead, keep it for      during the same tax       the depositor and
your records.             year.                     custodian to complete
                                                    the agreement.  They may
     Unlike               IRA Conversion            include, for example,
contributions to          Contributions.  IRA       definitions, investment
traditional individual    Conversion Contributions  powers, voting rights,
retirement arrangements,  are amounts rolled over,  exculpatory provisions,
contributions to a Roth   transferred, or           amendment and
IRA are not deductible    considered transferred    termination, removal of
from the depositor's      from a nonRoth IRA to a   the custodian,
gross income; and         Roth IRA.  A nonRoth IRA  custodian's fees, state
distributions after 5     is an individual          law requirements,
years that are made when  retirement account or     beginning date of
the depositor is 59(1/2)  annuity described in      distributions, accepting
years of age or older or  section 408(a) or         only cash, treatment of
on account of death,      408(b), other than a      excess contributions,
disability, or the        Roth IRA.                 prohibited transactions
purchase of a home by a                             with the depositor, etc.
first-time homebuyer      Custodian.  The           Use additional pages if
(limited to $10,000),     custodian must be a bank  necessary and attach
are not includible in     or savings and loan       them to this form.
gross income.  For more   association, as defined
information on Roth       in section 408(n), or     Note:     Form 5305-RA
IRAs, including the       any person who has the    may be reproduced and
required disclosure the   approval of the IRS to    reduced in size for
depositor can get from    act as custodian.         adaption to passbook
the custodian, see Pub.                             purposes.
590, Individual           Depositor.  The
Retirement Arrangements   depositor is the person
(IRAs).                   who establishes the
                          custodial account.
     This Roth IRA can
be used by a depositor
to hold: (1) IRA
Conversion

STF FED9036F.2





                           ARTICLE IX
   Form 5305-RA Roth Individual Retirement Custodial Account

           1. Upon completion and execution of the Form 5305-RA by the Depositor, and upon acceptance thereof by U.S. Bank National Association (hereinafter the "Custodian"), the Custodian shall establish and maintain a Roth Individual Retirement Custodial Account (hereinafter the "Account"), in the name of the Depositor. The Account established for the Depositor shall be a Roth IRA as described in Section 408A of the Internal Revenue Code. The contributions to the Roth IRA on behalf of the Depositor and any accumulations and earnings thereon shall be credited to the Account.
           2. The amount of each contribution on behalf of the Depositor shall be applied to the purchase of shares of Bridges Investment Fund, Inc. (hereinafter referred to as "Investment Company Shares"). Such purchases shall be made on the first busi ness day following the day said contribution is received; provided, however, if the contribution received is less than $500 then, in such event, the purchase of Investment Company Shares shall be made not later than the next following 5th, 15th or 25th day of the month after receipt of the contribution.
           3. All cash dividends and capital gain distributions received in respect of Investment Company Shares held in the Depositor's Account shall be reinvested in shares of the Investment Company from which they were received and such shares shall be credited to such Account. Such reinvestment shall be made on the last bank business day of the month in which the distribution is received by the Custodian and on which such
shares   are  offered  for  sale.   The  amount  of   each   such
distribution,  unless  received  in  additional  shares  of  such
Company, and the amount of each contribution credited to such Account shall be applied to the purchase of as many full Investment Company Shares as can be purchased with the amount of such contribution or distribution plus any uninvested, unexpended balance of any prior such amount credited to such Account, and the Custodian, in its discretion may, but need not, purchase fractional shares of such Company. Any uninvested, unexpended balance of such contribution or distribution shall remain credited to such Account. If any distribution from Bridges Investment Fund, Inc., may be received at the election of the shareholder in additional Investment Company Shares or in cash or other property, the Custodian shall elect to receive such distribution in additional Investment Company Shares. All Investment Company Shares acquired by the Custodian shall be registered in the name of the Custodian or its nominee, but ownership thereof shall be deemed vested in the Depositor subject to the terms and provisions of this Article IX.
           4. The Custodian shall make payments from the Depositor's Account from time to time in accordance with written instructions, in form acceptable to the Custodian, received from the Depositor. The Custodian shall be fully protected in acting on written instructions of the Depositor and shall not be liable with respect to such payment. The Depositor shall be solely responsible for determining his or her eligibility to participate in the Account and the timeliness and tax consequences of distributions from the Account. The Custodian shall be entitled to rely absolutely on the representations of the Depositor with respect to all such matters. The Custodian shall only be held responsible for a failure to use ordinary diligence in safekeeping all funds deposited hereunder or making payments as required by the Depositor.
           5. Subject to applicable federal and state penalty taxes for early distribution, the Depositor shall always have the right to withdraw all or any part of his Account upon written notice to the Custodian.
           6. Payments made in accordance with this Agreement will continue only so long as amounts remain in the Account. Once the Account is exhausted, the Custodian will be relieved of any and all liability to make payments to the Depositor or his or her Beneficiary.
          7. If distributions from the Account had commenced to the designated Beneficiary of the Depositor, upon the death of such designated Beneficiary, the remaining undistributed portion of the Account shall be distributed to the surviving beneficiary (if any) designated by such Beneficiary or, if not, to the Beneficiary's spouse, if living, or, if not, to such Beneficiary's estate, in any manner mutually satisfactory to the recipient and the Custodian.
           8. The Custodian shall not engage in any prohibited transactions as defined in Section 4975 of the Internal Revenue Code.
           9. The Depositor or the Custodian shall have the right to terminate the Account upon 60 days written notice to the other party. In the event of such termination, the Custodian shall make distribution of the Account to the Depositor or to another qualified plan or successor Custodian designated by the Depositor.